UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2011

HORIZON LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued List Rule or Standard; Transfer Listing.

On October 14, 2011, the New York Stock Exchange (the “NYSE”) notified Horizon Lines, Inc. (the “Company”) that it determined that trading on the NYSE of the Company’s common stock should be suspended prior to the opening on October 20, 2011, and that it intends to begin the process to delist the Company’s common stock. The NYSE notified the Company that it was not in compliance with the NYSE’s continued listing standard that requires the Company’s average global market capitalization to be at least $15 million over a consecutive 30-trading-day period. Effective October 20, 2011, the Company’s common stock will trade on the OTCQB Marketplace under the symbol “HRZL.”

On October 19, 2011, the Company announced that it is appealing the NYSE’s determination. The Company has been advised by the NYSE that the NYSE will not take any additional action to pursue delisting of the stock until the appeal is completed.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Horizon Lines, Inc. dated October 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.

Date: October 20, 2011	By:	/s/ Michael T. Avara
	Name:	Michael T. Avara
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Horizon Lines, Inc. dated October 19, 2011.

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